UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016

BEASLEY BROADCAST GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Reference is made to (i) Item 2.01 of this Current Report on Form 8-K regarding the Investor Rights Agreement (as defined below) and the Registration Rights Agreement (as defined below) and (ii) Item 2.03 of this Current Report on Form 8-K regarding the Credit Agreement (as defined below). The disclosure contained in Items 2.01 and 2.03 with respect to such agreements and the information contained in Exhibits 10.1, 10.2 and 10.3 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Merger

On November 1, 2016 (the “Closing Date”), Beasley Broadcast Group, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Greater Media, Inc., a Delaware corporation (“Greater Media”) pursuant to that certain Agreement and Plan of Merger dated July 19, 2016, by and among the Company, Greater Media, Beasley Media Group 2, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and Peter A. Bordes, Jr., as the Stockholders’ Representative (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, on the Closing Date, Merger Sub was merged with and into Greater Media, with Greater Media surviving the merger as an indirect wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company acquired all of the issued and outstanding common stock of Greater Media for an aggregate purchase price of $239,875,000, subject to a purchase price adjustment related to the sale of Greater Media’s tower assets and other customary post-closing purchase price adjustments and inclusive of the repayment of approximately $82 million of Greater Media’s outstanding debt and the payment of certain transaction expenses. The proceeds paid to the stockholders of Greater Media consisted of (i) approximately $94.4 million in cash and (ii) $25 million in shares of the Company’s Class A common stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share (the “Merger Shares”).

The holders of a majority of the voting power of the Company’s Class A common stock and Class B common stock approved the issuance of the Merger Shares on July 19, 2016. As of November 1, 2016, after the issuance of the Merger Shares, the Company had 12,112,142 shares of Class A common stock outstanding and 16,662,743 shares of Class B common stock outstanding.

This description of the Merger does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2016 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.

Investor Rights Agreement

At the effective time of the Merger, as a condition to the closing of the Merger, the Company and certain stockholders affiliated with the Beasley family entered into an Investor Rights Agreement with the Greater Media stockholders who received Merger Shares (the “Investor Rights Agreement”).

Pursuant to the Investor Rights Agreement, for so long as such stockholders collectively hold at least 75% of the Merger Shares, such stockholders have the right to designate one director to the Company’s Board of Directors (the “Board”) and the stockholders affiliated with the Beasley family party to the Investor Rights Agreement agree to vote or give written consent in favor of such designee.

In addition, pursuant to the Investor Rights Agreement, such stockholders who received Merger Shares will have “tag-along” rights allowing them to sell their shares on a pro rata basis with the certain stockholders affiliated with the Beasley family, subject to certain limitations.

This description of the Investor Rights Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

At the effective time of the Merger, as a condition to the closing of the Merger, the Company entered into a Registration Rights Agreement with the Greater Media stockholders who received Merger Shares (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required, not later than twenty days following the closing of the Merger, to file a shelf registration statement on Form S-3 with the SEC with respect to the resale of the Merger Shares by such stockholders. The Company is required to use its reasonable best efforts to have such registration statement declared effective as soon as reasonably practicable and kept effective until the earlier of six years thereafter or when such stockholders no longer hold any Merger Shares. In addition, stockholders who received Merger Shares will have the right, subject to certain limitations, to four underwritten takedowns.

If the shelf registration statement on Form S-3 is not declared effective or becomes unavailable, such stockholders will have the right, on two occasions, to demand that the Company file a registration statement on Form S-1 with the SEC with respect to the resale of the Merger Shares by such stockholders, subject to certain limitations. In addition, such stockholders are entitled to unlimited piggyback registration rights with respect to the registration of any equity securities of the Company, subject to certain limitations.

These registration rights are subject to customary conditions and limitations regarding cutbacks and indemnification, among others. Subject to certain exceptions, the Company is generally required to bear all expenses of such registration, other than underwriting discounts and commissions and certain travel expenses.

This description of the Registration Rights Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Merger, on the Closing Date, Beasley Mezzanine Holdings, LLC (the “Borrower”), a wholly owned subsidiary of the Company, entered into a new credit agreement by and among the Borrower, Royal Bank of Canada, as administrative agent and collateral agent and U.S. Bank National Association, as syndication agent (the “Credit Agreement”), providing for a term loan B facility in the amount of $265 million (the “Term Loan Facility”) and a revolving credit facility of $20 million (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Credit Facility”). Proceeds from the term loan B facility were used to pay a portion of the purchase price and fees, costs and expenses incurred in connection with the Merger and to repay existing third party indebtedness of the Borrower and Greater Media.

The Credit Facilities are secured by substantially all assets of the Company, the Borrower and their subsidiaries, including Greater Media and its subsidiaries acquired through the Merger. The Company and the Borrower’s subsidiaries guarantee repayment of the Credit Facilities.

The Term Loan Facility matures on the seventh anniversary of the Closing Date and will amortize in quarterly installments in aggregate annual amounts equal to (i) 2.5% of the original principal amount of the Term Loan Facility during the first two years after the Closing Date and (ii) 5.00% of the original principal amount of the Term Loan Facility for each year thereafter. The first amortization payment is due at the end of the first full fiscal quarter after the Closing Date and the remaining balance of the original principal amount of the Term Loan Facility outstanding at maturity will be paid in a final balloon payment. The Revolving Credit Facility terminates on the fifth anniversary of the Closing Date and loans thereunder may be borrowed, repaid, and reborrowed up to such date.

Loans under the Credit Facility will, at the Borrower’s option, bear interest at either LIBOR plus 6% or base rate plus 5%. Each such interest rate decreases by 25 basis points when the Company’s first lien leverage ratio is equal to or less than 3.75:1.00. Solely with respect to the Term Loan Facility incurred on the Closing Date, LIBOR is subject to a 1.00% floor. Interest payments are, for loans based on LIBOR, due at the end of each applicable interest period unless such interest period is longer than three months, in which case they are due at the end of each three month period. Interest payments, for loans based on the base rate, are due quarterly.

Under certain circumstances described in the Credit Agreement, the Company may increase the Credit Facilities so long as the Company does not exceed a maximum first lien leverage ratio of 3.75:1.00 plus an additional $10 million.

The Credit Facilities are subject to customary negative covenants as well as a financial covenant that is a maximum First Lien Leverage Ratio that will be tested at the end of each fiscal quarter beginning with the quarter ending March 31, 2017.

This description of the Credit Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K regarding the issuance of the Merger Shares, which disclosure is incorporated herein by reference.

On the Closing Date, the Company issued the Merger Shares in connection with the Merger as described above. The issuance of the Merger Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder (“Regulation D”). The former stockholders of Greater Media receiving Merger Shares are accredited investors as such term is defined in Rule 501 of Regulation D. The Company has not and will not engage in general solicitation or advertising with regard to the issuance of the Merger Shares pursuant to the Merger Agreement and has not and will not offer securities to the public in connection with the issuance of the Merger Shares pursuant to the Merger Agreement. The Merger Shares issued in connection with the Merger have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Pursuant to the terms of the Investor Rights Agreement, on the Closing Date, the Board voted to increase the size of the Board from eight to nine and appointed, Peter A. Bordes, Jr., as the designee of the former stockholders of Greater Media under the Investor Rights Agreement, to fill the vacancy created by such increase, effective immediately. Mr. Bordes will hold office as a director on the Board until the Company’s next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. Mr. Bordes has not been appointed to serve on any committees of the Board.

Mr. Bordes has no family relationship with any other director or executive officer of the Company. There are no arrangements or understandings, other than the Investor Rights Agreement, pursuant to which the forgoing director was selected. Other than the Merger Agreement, Investor Rights Agreement and Registration Rights Agreement, there are no related party transactions between the Company and Mr. Bordes reportable under Item 404(a) of Regulation S-K.

Mr. Bordes will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “2015 Director Compensation” in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on April 15, 2016.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of Greater Media as of and for the years ended December 31, 2015 and December 31, 2014 and the unaudited consolidated financial statements of Greater Media as of and for the six months ended June 30, 2016 and June 30, 2015, are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company and Greater Media as of and for the six months ended June 30, 2016 and the year ended December 31, 2015 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
10.1	Investor Right Agreement dated November 1, 2016 between the Company, certain stockholders affiliated with the Beasley family, BFTW LLC and the Greater Media stockholders who received Merger Shares.

10.2	Registration Rights Agreement November 1, 2016 between the Company and the Greater Media stockholders who received Merger Shares.

10.3	Credit Agreement dated November 1, 2016, among the Company, Beasley Mezzanine Holdings, LLC (the “Borrower”), the other guarantors party thereto, Royal Bank of Canada, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

23.1	Consent of WithumSmith+Brown, PC, independent auditors.

99.1	Audited consolidated financial statements of Greater Media, Inc. as of and for the years ended December 31, 2015 and 2014.

99.2	Unaudited consolidated financial statements of Greater Media, Inc. as of and for the six months ended June 30, 2016 and 2015.

99.3	Unaudited pro forma condensed combined financial information of Beasley Broadcast Group, Inc. and Greater Media, Inc. as of and for the six months ended June 30, 2016 and the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: November 4, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Investor Right Agreement dated November 1, 2016 between the Company, certain stockholders affiliated with the Beasley family, BFTW LLC and the Greater Media stockholders who received Merger Shares.

10.2	Registration Rights Agreement November 1, 2016 between the Company and the Greater Media stockholders who received Merger Shares.

10.3	Credit Agreement dated November 1, 2016, among the Company, Beasley Mezzanine Holdings, LLC (the “Borrower”), the other guarantors party thereto, Royal Bank of Canada, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

23.1	Consent of WithumSmith+Brown, PC, independent auditors.

99.1	Audited consolidated financial statements of Greater Media, Inc. as of and for the years ended December 31, 2015 and 2014.

99.2	Unaudited consolidated financial statements of Greater Media, Inc. as of and for the six months ended June 30, 2016 and 2015.

99.3	Unaudited pro forma condensed combined financial information of Beasley Broadcast Group, Inc. and Greater Media, Inc. for the six months ended June 30, 2016 and the year ended December 31, 2015.